Exhibit 99.2

FY08 Q1 Conference Call October 18, 2007

Forward-Looking Statement Page 1 Statements in this release that are not historical are forward-looking and are subject to various risks and uncertainties that could cause actual results to vary materially from those stated. Forward-looking statements are based on currently available information and include, among others, the discussion under "Research and Development and Capital Spending", "Restructuring Update" and "Second Quarter Outlook". These risks and uncertainties include those associated with the operation of our business, including the risk that customer demand will decrease either temporarily or permanently, whether due to the Company's actions or the demand for the Company's products, and that the Company may not be able to respond through cost reductions in a timely and effective manner; price cutting, new product introductions and other actions by our competitors; fluctuations in the costs of raw materials that the Company is not able to pass through to customers because of existing contracts or market factors; the challenges attendant to plant closings and restructurings, including the difficulty of predicting plant closing and relocation costs, the difficulty of commencing or increasing production at existing facilities, and the reactions of customers, governmental units, employees and other groups, the challenges attendant to plant construction; and the ability to realize cost savings from restructuring activities, as well as difficulty implementing the transition to a product-focused organization structure. Other risks and uncertainties are set forth in Item 1A "Risk Factors" of its Form 10-K for the year ended June 30, 2007, which is incorporated by reference and in reports that Molex files or furnishes with the Securities and Exchange Commission. This release speaks only as of its date and Molex disclaims any obligation to revise these forward-looking statements or to provide any updates regarding information contained in this release resulting from new information, future events or otherwise.

Non-GAAP Financial Measures In Molex Incorporated's ("Molex" or the "Company") conference call on October 18, 2007 regarding the Company's financial results for the fiscal quarter ended September 30, 2007 and the following slides, Molex may refer to non-GAAP financial measures to describe earnings for such periods excluding the items referenced in the relevant slides used during this conference call. This is in addition to disclosing the most directly comparable measure for such periods determined in accordance with generally accepted accounting principles, or GAAP. Molex believes that these non- GAAP financial measures provide useful information to investors because they provide information about the estimated financial performance of Molex's ongoing business and provide for greater transparency of supplemental information used by management in its financial and operational decision-making. These non-GAAP financial measures may be different from non-GAAP financial measures used by other companies. Non-GAAP financial measures should not be considered as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP. Investors are encouraged to review the relevant slides reconciling the non-GAAP financial measures intended to be used in the conference call to the most comparable GAAP measure. Page 2

Financial Summary - GAAP Sept. Quarter Net Revenue $792.6 Currency Translation $15.9 Local currency decrease (6.4%) Gross Margin 29.8% SG&A % 20.3% Equity Income $0.7 Interest Income $2.6 Pretax Return 9.6% Effective Tax Rate 30.0% Net Income $53.3 % of Sales 6.7% E.P.S. $0.29 Average Shares Outstanding 184,276 (US$ in millions, except per-share data) Page 3

GAAP to Non-GAAP Reconciliation Page 4 GAAP Earnings Per Share 76.2 53.3 0.29 Restructuring Charge 2.6 1.5 0.01 Non-GAAP Earnings Per Share 78.8 54.8 0.30 Pre Tax After Tax EPS

Non-GAAP EBITDA Reconciliations* Sept. 30, 2007 Net Income $ 53.3 Interest Income, Net $ (2.6) Income Taxes $ 22.8 Depreciation and Amortization Expense $ 61.0 EBITDA* $134.5 17.0% Restructuring Charge $ 2.6 Adjusted EBITDA* $137.1 17.3% Page 5 % of Revenue (US$ in millions) *"EBITDA" and "Adjusted EBITDA" are non-GAAP financial measures. EBITDA represents earnings before interest, taxes, depreciation and amortization, and Adjusted EBITDA represents EBITDA excluding restructuring expenses (see footnote 1 on page 5). Management believes that EBITDA and Adjusted EBITDA are useful measures, along with other measurements under GAAP, for evaluating the operating performance of the Company and is a conventionally used financial indicator. However, in no event should EBITDA or Adjusted EBITDA be considered as an alternative to net income or any other GAAP measure as an indicator of our performance. Nor should EBITDA or Adjusted EBITDA be considered as an alternative to cash flows provided by operating activities as an indicator of cash flows or a measure of liquidity.

Balance Sheet and Operating Metrics Sept. 30, 2007 Cash & Marketable Securities $447.3 $460.9 Accounts Receivable $692.5 $685.7 Receivable Days Outstanding 74 days 73 days Inventory $396.1 $392.7 Inventory Days Outstanding 72 days 73 days Long-Term Debt $135.6 $127.8 Capital Expenditures $49.1 $77.4 Research & Development $39.9 $37.4 Page 6 (US$ in millions) June 30, 2007

Gross Margin Trend Page 7 Q1 07 Q2 07 Q3 07 Q4 07 Q1 08 0.325 0.309 0.311 0.3 0.298

SG&A Expense Trends Page 8 Q1 07 Q2 07 Q3 07 Q4 07 Q1 08 0.2 0.2 0.201 0.204 0.203 (% of revenue)

Return on Invested Capital Page 9 Net Income Total Assets - Current Liabilities Q1 07 Q2 07 Q3 07 Q4 07 Q1 08 0.112 0.111 0.109 0.09 0.08

Restructuring Cost & Savings $ million Page 10

Revenue Trend Page 11 Q1 07 Q2 07 Q3 07 Q4 07 Q1 08 830 838 807 792 793 (US$ in millions)

Growth by Industry - Sept. Quarter Automotive Data Telecom Consumer Industrial Other 0.184 0.22 0.241 0.186 0.136 0.033 Sequential YOY Automotive -4.8% 9.9% Data 5.7% -7.9% Telecom 3.5% -15.7% Consumer 7.7% -6.5% Industrial -10.3% 3.2% Other 9.7% 21.3% .1% -4.5% Sept. 07 Split by Industry Page 12

Mobile Monthly Revenue - Top Three Customers 7 8 9 10 11 12 1 2 3 4 5 6 7 8 9 10 11 12 1 2 3 4 5 6 Motorola 36954881 36347077 40944501 35139034 41989598 29847459 31417710 24587194 27526594 25197751 25570978 21499818 23575964 26643624 28620000 Nokia SEMC Budget 25350000 25294 26992 31004 31878 28518 31333 28753 31412 32968 32476 32615 FY07 FY08 3rd consecutive monthly increase September increase 7% over August Q1 revenue up 9.7% over previous quarter Page 13

Booking Trend Page 14 Q1 07 Q2 07 Q3 07 Q4 07 Q1 08 865 778 783 776 811.5 (US$ in millions)

Growth in Bookings by Industry - September Quarter Sequential YOY Automotive -3.1 15.2 Data 14.5 -6.7 Telecom 9.7 -20.6 Consumer 15.4 -3.7 Industrial -6.7 -4.1 TOTAL 4.6 -6.1 Page 15

Page 16 Outlook Revenue $800 to $840 million GAAP Earnings Per Share $0.29 to $0.33 restructuring charge $0.02 December Fiscal Quarter